UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

TimefireVR Inc.

(formerly EnergyTek Corp.)

(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Redfield Road, Suite 100 Building A Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 663-8118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective September 13, 2016, TimefireVR Inc. (formerly EnergyTek Corp.), a Nevada corporation (the “Company”), ENTK Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company, and Timefire LLC, an Arizona limited liability company, entered into an Agreement and Plan of Merger pursuant to which the Company acquired Timefire LLC, which is now a subsidiary of the Company (the foregoing transaction, the “Merger”).

The closing of the Merger and the completion of the related transactions was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the Securities and Exchange Commission on September 13, 2016.

The Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted pro forma financial information related to the Merger. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A, including the Audited Financial Statements of Timefire LLC as of December 31, 2015 and 2014, which were previously filed as Exhibit 99.1 to the Initial 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit

99.1	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TimefireVR Inc.

Date: December 2, 2016	By: /s/ Jonathan R. Read
Name: Jonathan R. Read
Title: Chief Executive Officer